Exhibit 99.1

Natera Reports Third Quarter 2018 Financial Results

SAN CARLOS, Calif., November 8, 2018 /PRNewswire/ — Natera, Inc. (NASDAQ:  NTRA), a leader in non-invasive genetic testing and the analysis of circulating cell-free DNA, today reported financial results for the third quarter ended September 30, 2018 and provided an update on recent business progress.

Recent Accomplishments & Highlights

•                  Generated total revenues of $65.3 million in the third quarter of 2018 compared to $55.9 million in the third quarter of 2017, an increase of 17%.

•                  Processed 167,172 tests in the third quarter of 2018, compared to approximately 130,400 tests processed in the third quarter of 2017, an increase of approximately 28%.

•                  Processed approximately 115,000 Panorama tests in the third quarter of 2018, compared to approximately 91,200 Panorama tests processed in the third quarter of 2017, an increase of approximately 26%.

•                  Accessioned approximately 44,400 Horizon carrier screening (HCS) tests in the third quarter of 2018 compared to approximately 32,800 Horizon carrier screening tests accessioned in the third quarter of 2017, an increase of approximately 36%.

•                  Signed Phase 2 lung cancer study with Bristol-Myers Squibb to investigate our Signatera (RUO) assay as a potential biomarker for Opdivo.

•                  Announced Phase 1 study with Neon Therapeutics to evaluate its personalized cancer vaccine.

•                  More than 25 deals signed with leading pharmaceutical companies for Signatera (RUO).

•                  Completed enrollment of 20,000 patients in SMART trial for microdeletions.

•                  Successful completion of pre-submission meeting with CMS for kidney transplant rejection assay.

“We were very pleased to see our pipeline of initial studies with pharma evolving to multiple prospective clinical trials” said Matt Rabinowitz, Natera’s Chief Executive Officer. “With core business growth, enrollment of the 20,000th patient in our SMART trial, progress along our planned reimbursement pathway in transplant, and new data to be released at the San Antonio Breast Cancer Symposium, we continue to make strong progress across the business.”

Third Quarter Ended September 30, 2018 Financial Results

Total revenues were $65.3 million for the third quarter of 2018 compared to $55.9 million in the same period of the prior year, which represents an increase of 17%. Natera processed 167,172 tests in the third quarter of 2018, including approximately 156,600 tests accessioned and 9,500 processed through the Constellation software platform (Constellation units), compared to approximately 130,400 tests processed in the third quarter of 2017, including approximately 122,600 tests accessioned and 7,800 Constellation units, an overall increase of approximately 28%.

In the three months ended September 30, 2018, Natera recognized revenue on 154,900 tests for which results were reported to customers in the period (tests reported), including approximately 145,700 tests accessioned and 9,200 Constellation units, compared to 121,700 tests reported, including approximately 114,300 tests accessioned and 7,400 Constellation units, in the third quarter of 2017, which represents an increase in tests reported of approximately 27%. Natera recognized revenues on approximately 100,900 Panorama tests accessioned and 7,800 Panorama Constellation units in the three months ended September 30, 2018, compared to approximately 80,600 Panorama tests accessioned and 5,800 Panorama Constellation units in the same period in 2017. Natera recognized revenue on approximately 41,000 HCS tests accessioned in the three months ended September 30, 2018, compared to approximately 30,300 HCS tests accessioned in the same period in 2017.

Gross profit for the three months ended September 30, 2018 was $23.6 million, representing a 36% gross margin, compared to $21.3 million, representing a 38% gross margin in the same period of the prior year.* The decrease in gross margin was primarily due to a one-time release of $3.7 million of revenue reserves in the third quarter of 2017, which increased gross margins in the period by approximately 6.5%.

Total operating expenses, representing research and development expenses and selling, general and administrative expenses, for the third quarter of 2018 were $50.8 million, an increase of approximately 8% compared to $47.1 million in the same period of the prior year. The increase was driven primarily by higher corporate-related expenses incurred due to increased collection efforts, higher personnel related expenses attributable to health benefit plans and stock-based compensation recognized for additional stock-based awards to employees, higher external services costs including legal expenses, and higher facilities and related expenses driven by the expanded occupancy at our San Carlos, California headquarters.

Loss from operations for the third quarter of 2018 was $27.2 million compared to $25.8 million for the same period of the prior year.

Net loss for the third quarter of 2018 was $29.6 million, or $(0.49) per diluted share, compared to net loss of $27.9 million, or $(0.52) per diluted share for the same period in 2017. Weighted average shares outstanding were 60.6 million in the third quarter of 2018.

At September 30, 2018, Natera held $170.0 million in cash, cash equivalents, short-term investments and restricted cash, compared to $89.2 million as of June 30, 2018. As of September 30, 2018, Natera had a total outstanding debt balance of $123.4 million, comprised of $50.1 million with accrued interest under its $50.0 million line of credit with UBS at a variable interest rate of 30-day LIBOR plus 110 bps and a net carrying amount of $73.3 million under its $100.0 million debt facility with OrbiMed Advisors, compared to $50.1 million with accrued interest and the net carrying amount of $73.2 million as of June 30, 2018. The UBS line of credit is secured by Natera’s investment portfolio, which is designed to yield higher returns than the borrowing rate Natera incurs in order to fund current operations. The debt facility with OrbiMed Advisors is secured by substantially all of Natera’s assets, including its intellectual property, subject to certain customary exclusions.

2018 Financial Outlook

Natera anticipates 2018 total revenue of $250 million to $260 million**; 2018 cost of revenues to be approximately 64% to 67% of revenues; selling, general and administrative costs to be approximately $150 million to $155 million; research and development costs to be approximately $50 million to $55 million, and net cash burn to be approximately $65 million to $75 million***.

* Gross profit is calculated as GAAP total revenues less GAAP cost of revenues. Gross margin is calculated as gross profit divided by GAAP total revenues.

** Our 2018 revenue guidance is based on the new revenue recognition guidance, ASC 606, which was effective for us in the first quarter of 2018.

*** Cash burn is calculated as the sum of GAAP net cash used by operating activities (estimated for 2018 to be between $60 million and $70 million) and GAAP net purchases of property and equipment (estimated for 2018 to be approximately $5 million).

About Natera

Natera is a genetic testing company that develops and commercializes non-invasive methods for analyzing DNA. The mission of the company is to transform the diagnosis and management of genetic disease. Natera operates an ISO 13485-certified and CAP-accredited laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA) in San Carlos, Calif. It offers a host of proprietary genetic testing services to inform physicians who manage pregnant women, researchers in cancer including biopharmaceutical companies, and genetic laboratories through its cloud-based Constellation™ software platform.

Product offerings include Spectrum®, a preimplantation genetic test for embryo selection during in vitro fertilization (IVF); Anora® to understand the genetic causes of a pregnancy loss; Horizon™ to detect risk of inherited mutations such as cystic fibrosis and spinal muscular atrophy; Panorama®, a non-invasive pregnancy test (NIPT) to screen for common chromosomal anomalies in a fetus as early as nine weeks of gestation; Vistara to screen for single-gene disorders that represent total incidence greater than Down syndrome; Evercord™, a cord blood and tissue banking service offered at birth to expectant parents; and Signatera™ (RUO), a personalized cell-free DNA test that can identify minimal residual disease, treatment response, and cancer recurrence to aid researchers in oncology.

Each test described above except Signatera™ (RUO) has been developed and its performance characteristics determined by the CLIA-certified laboratory performing the test. These tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). Although FDA does not currently clear or approve laboratory-developed tests in the U.S., certification of the laboratory is required under CLIA to ensure the quality and validity of the tests. Signatera™ is for research use only at this time.

Conference Call Information

Event:	Natera’s Third Quarter 2018 Results Conference Call
Date:	Thursday, November 8, 2018
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Dial-In:	(877) 823-0171, Domestic
(617) 500-6932, International
Conference ID:	1980757
Webcast:	investor.natera.com

A webcast replay will be available at investor.natera.com.

Forward-Looking Statements

This release contains forward-looking statements, including quotations of management, statements under the heading “2018 Financial Outlook,” and statements regarding Natera’s current and new products and services, commercial partners, user experience, clinical trials, future financial outlook and financial performance, opportunities and strategies, and general business conditions. Any forward-looking statements contained in this release are based upon Natera’s current plans, estimates, and expectations, as of the date of this release, and are not a representation that such plans, estimates, or expectations will be achieved. Subsequent events may cause these expectations to change, and Natera disclaims any obligation to update the forward-looking statements in the future.

These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: we face numerous uncertainties and challenges in achieving the financial guidance provided; we derive most of our revenues from Panorama, and if our efforts to further increase the use and adoption of Panorama or to develop and commercialize new products and services in the future do not succeed, our business will be harmed; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future; uncertainty in the development and commercialization of our enhanced or new tests or services, for example if the results of our clinical studies do not support the use of our tests, could materially adversely affect our business, financial condition and results of operations; our quarterly results may fluctuate significantly; we may be unable to compete successfully with either existing or future products or services; our cloud-based distribution model may be difficult to implement, and we may not be able to commercialize this model if we do not comply with ongoing regulatory requirements; we may be subject to increased compliance risks as a result of our rapid growth, including our dependence on our direct sales force; we rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers; we may be unable to expand third-party payer coverage and reimbursement for Panorama and our other tests, or we may be required to refund reimbursements already received; third-party payers may withdraw coverage or provide lower levels of reimbursements due to changing policies, billing complexities or other factors; our estimates of total addressable market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates; and we are subject to litigation, which may require us to incur substantial costs, could divert the time and attention of our management and other employees and could result in substantial damages if unsuccessfully defended.

Additional risks and uncertainties that could affect Natera’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Natera’s most recent filings on Forms 10-K and 10-Q and in other filings Natera makes with the SEC from time to time. These documents are available on Natera’s website at www.natera.com under the Investor Relations section and on the SEC’s website at www.sec.gov.

Contacts

Natera, Inc.

Investor Relations
Mike Brophy, CFO, Natera, Inc., 650-249-9090

Media
Barbara Sullivan, Sullivan & Associates, 714-374-6174, bsullivan@sullivanpr.com

Natera, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2018	2017
		(As Revised) (1)
Assets
Current assets:
Cash and cash equivalents	$34,535	$12,620
Restricted cash, current portion	4,222	59
Short-term investments	130,891	106,247
Accounts receivable, net of allowance of $1,980 in 2018 and $2,000 in 2017	60,397	44,089
Inventory	12,244	8,998
Prepaid expenses and other current assets	6,399	8,612
Total current assets	248,688	180,625
Property and equipment, net	24,833	29,667
Restricted cash, long-term portion	342	342
Other assets	3,446	3,979
Total assets	$277,309	$214,613
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,884	$8,529
Accrued compensation	9,587	9,599
Other accrued liabilities	31,067	33,257
Deferred revenue, current portion	1,156	1,420
Short-term debt financing	50,135	50,112
Warrants	—	2,644
Total current liabilities	101,829	105,561
Long-term debt financing	73,284	73,065
Deferred rent, net of current portion	8,775	9,241
Deferred revenue, long-term portion	36,850	—
Other long-term liabilities	—	1,329
Total liabilities	220,738	189,196

Stockholders’ equity:
Common stock (2)	7	6
Additional paid in capital	600,146	472,552
Accumulated deficit	(542,688)	(446,375)
Accumulated other comprehensive loss	(894)	(766)
Total stockholders’ equity	56,571	25,417
Total liabilities and stockholders’ equity	$277,309	$214,613

(1)         Natera adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-09 effective January 1, 2018 with full retrospective application to January 1, 2016. Results for periods prior to January 1, 2018 have been revised accordingly.

(2)         As of September 30, 2018, there were approximately 61,673,000 shares of common stock issued and outstanding.

Natera, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
		(As Revised) (1)		(As Revised) (1)
Revenues
Product revenues	$62,662	$54,512	$177,284	$153,835
Licensing and other revenues	2,618	1,398	13,405	3,740
Total revenues	65,280	55,910	190,689	157,575
Cost and expenses
Cost of product revenues	39,477	33,558	117,736	100,355
Cost of licensing and other revenues	2,202	1,054	5,530	2,516
Research and development	12,393	12,609	38,585	37,045
Selling, general and administrative	38,374	34,478	113,739	106,369
Total cost and expenses	92,446	81,699	275,590	246,285
Loss from operations	(27,166)	(25,789)	(84,901)	(88,710)
Interest expense	(2,781)	(1,477)	(7,730)	(1,878)
Interest and other income (expense), net	449	(437)	(3,347)	450
Loss before income taxes	(29,498)	(27,703)	(95,978)	(90,138)
Income tax expense	(118)	(162)	(335)	(273)
Net loss	$(29,616)	$(27,865)	$(96,313)	$(90,411)
Unrealized (loss) gain on available-for-sale securities, net of tax	(36)	67	(128)	329
Comprehensive loss	$(29,652)	$(27,798)	$(96,441)	$(90,082)

Net loss per share:
Basic	$(0.49)	$(0.52)	$(1.71)	$(1.70)
Diluted	$(0.49)	$(0.52)	$(1.71)	$(1.70)
Weighted-average number of shares used in computing basic and diluted net loss per share:
Basic	60,570	53,447	56,462	53,100
Diluted	60,570	53,447	56,462	53,100

(1)         Natera adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-09 effective January 1, 2018 with full retrospective application to January 1, 2016. Results for periods prior to January 1, 2018 have been revised accordingly.